EXHIBIT 10.2
AMENDMENT NO. 1
     This AMENDMENT NO. 1, dated as of May 14, 2009 (this “Agreement”), among DISCOVERY COMMUNICATIONS HOLDING, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided in Article I below) who are signatories to this Agreement, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as hereinafter set forth; and
     WHEREAS, the Lenders signatory to this Agreement are, on the terms and conditions stated below, willing to grant the request of the Borrower;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
     “Credit Agreement” means the Credit, Pledge and Security Agreement dated as of May 14, 2007, among the Borrower, the Lenders and the Administrative Agent.
     “Lenders” means the lenders from time to time party to the Credit Agreement.
     1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.06 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE II
AMENDMENTS
     Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:
     2.01 Additional Term Facilities. Section 2.03(a) of the Credit Agreement is amended to delete the parenthetical clause “(which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders)” from such Section.
     2.02 Repayment of Loans. Section 2.06(a) of the Credit Agreement is amended to delete the reference to “Section 2.05” therein and insert a reference to “Section 2.04” in lieu thereof.
     2.03 Burdensome Agreements. Section 7.09 of the Credit Agreement is amended and restated in its entirety, as follows:

     “7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any other Restricted Subsidiary or to otherwise transfer property to the Borrower, (b) of any Restricted Subsidiary to Guarantee the Obligations of the Borrower or any other Restricted Subsidiary, or (c) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations of such Person; provided, however, that:
     (i) any Indebtedness permitted to be incurred by the Borrower or a Restricted Subsidiary pursuant to Section 7.03 may include Contractual Obligations that limit the ability of any Restricted Subsidiary to take any such actions or to suffer to exist any such Lien; provided, however, that all cash proceeds of any such Indebtedness incurred by the Borrower that includes such a Contractual Obligation (net of any underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses incurred by the Borrower in connection therewith) shall be promptly applied to Refinance Indebtedness of the Borrower under this Agreement or Indebtedness of a Restricted Subsidiary or promptly contributed or advanced to a Restricted Subsidiary and promptly applied to Refinance Indebtedness of such Restricted Subsidiary or at the election of the Borrower (as notified by the Borrower to the Administration Agent not later that the fifth Business Day following the incurrence of such Indebtedness by the Borrower) and so long as no Event of Default shall have occurred and be continuing, such Restricted Subsidiary may invest all or any portion of the proceeds of such contribution or advance to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of such Restricted Subsidiary so long as (A) within 365 days after the incurrence of such Indebtedness by the Borrower, such proceeds shall have been so invested or a definitive agreement for such investment shall have been entered into (as certified by the Borrower in writing to the Administrative Agent) and (B) within 180 days after the execution of such definitive agreement, such investment shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided, further, however, that any such proceeds not so invested or subject to such definitive agreement shall be promptly applied to Refinance Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary; and
     (ii) in the case of any Restricted Subsidiary which is a joint venture between any Restricted Subsidiary, on the one hand, and any Joint-Venture Partner, on the other hand, where all the owners of the Equity Interests of such joint venture Restricted Subsidiary have entered, or may in the future enter, into a Contractual Obligation with such Restricted Subsidiary limiting the ability of such Restricted Subsidiary (A) to make Restricted Payments to, (B) Guaranty the Indebtedness of, or (C) to grant any Lien on the property of such Restricted Subsidiary for the benefit of, in each case, any owner of the Equity Interests in such joint venture Restricted Subsidiary, this Section 7.09 shall not prohibit any such Contractual Obligation; provided, however, that no Restricted Subsidiary shall waive their rights to the benefits of any such Contractual Obligation as against any Joint-Venture Partner to permit such joint venture Restricted Subsidiary to Guaranty the Indebtedness of such Joint Venture Partner or to grant a Lien on the property of such Restricted Subsidiary for the benefit of such Joint Venture Partner.”
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:
     (a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

     (i) counterparts of this Agreement executed by (A) the Borrower, and (B) the Required Lenders, or, as to any such Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement; and
     (ii) a Certificate executed by a Responsible Officer of the Borrower, dated the Agreement Effective Date, confirming the matters provided in subsection (b) below, and as to such other matters as the Administrative Agent may reasonably request.
     (b) Representations and Warranties. The representations and warranties of the Borrower contained in Article IV hereof shall be true and correct in all material respects.
     (c) Fees. The Administrative Agent shall have received payment of the following: (i) for the account of each Lender which has executed and delivered a counterpart of this Agreement, a work fee equal to 0.15% of the Commitment of such Lender; and (ii) for the account of any Lead Arranger, the amount of any fees and expenses required to be paid by the Borrower to such Lead Arranger on or prior to the Agreement Effective Date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lenders to enter into this Agreement, the Borrower, hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:
     4.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower or any Restricted Subsidiary is a party or affecting the Borrower or properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law to which the Borrower or its property is subject.
     4.02 Enforceability. Each of this Agreement and the Credit Agreement, as amended by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     4.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     4.04 No Default. No Default or Event of Default exists.
ARTICLE V
MISCELLANEOUS
     5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     5.02 Effect of Agreement. (a) The Credit Agreement, as specifically amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     5.03 Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of McGuireWoods LLP, as special counsel for the Administrative Agent) in accordance with the terms of Section 11.04(a) of the Credit Agreement, in each case, promptly after receipt of an invoice for any such amount.
     5.04 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     5.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or by other electronic means shall be effective as manual delivery of an executed counterpart hereof.
     5.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVERY COMMUNICATIONS HOLDING, LLC
By
Name:
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BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender
By
Name:
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[Name of Lender]
By
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[Name of Lender]
By
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By
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